LEGAL RESEARCH CENTER, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 22, 1999

     Notice is hereby given that the Annual Meeting of Shareholders of Legal Research Center, Inc. will be held at the Minneapolis Athletic Club, 615 Second Avenue South, Minneapolis, Minnesota 55402 on June 22, 1999 at 2:00 p.m.. for the following purposes:

     1. To elect a Board of four directors, each to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

     2. To consider and act upon a proposal to ratify the selection of Lurie Besikof Lapidus & Co., LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

     3.   To transact other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 30, 1999 as the record date for the determination of shareholders entitled to vote at the meeting and any adjournment thereof.

     To assure your representation at the meeting, please sign, date and return your proxy in the enclosed envelope whether or not you expect to attend in person. Your cooperation in promptly signing and returning your proxy will help avoid further solicitation expense. Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire.



                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     Arun K. Dube, Chairman

Minneapolis, Minnesota
April 13, 1999

                                 PROXY STATEMENT
                                       OF
                           LEGAL RESEARCH CENTER, INC.

                           700 Midland Square Building
                             331 Second Avenue South
                              Minneapolis, MN 55401

                                 GENERAL MATTERS

Solicitation of Proxies

     This Proxy Statement, mailed on or about May 14, 1999, is furnished to the shareholders of Legal Research Center, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of the Shareholders to be held on June 22, 1999, or any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The cost of this solicitation, which is being made on behalf of the Company and the Board of Directors, will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, special communications or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Voting, Execution and Revocation of Proxies

     Only stockholders of record at the close of business on April 30, 1999 will be entitled to vote. As of that date, the Company had 3,334,133 shares of Common Stock outstanding and entitled to vote. Each share is entitled to one vote.

     If a proxy is properly executed and returned on time in the form enclosed, it will be voted at the meeting as specified. Where specification has not been made, it will be voted FOR the election of the nominees for director, FOR the ratification of the appointment by the Board of Lurie Besikof Lapidus & Co., LLP as the Company's independent auditors for the fiscal year ending December 31, 1999, and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting. The presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at the Annual Meeting of the Shareholders, or 1,667,067 shares, constitutes a quorum for the transaction of business.

     Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth as of March 15, 1999 the number of shares of Common Stock beneficially owned by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's capital stock, by each director and by all directors and executive officers as a group. Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days are treated as outstanding only when determining the amount and percentage owned by such individual. Except as otherwise indicated, the persons listed possess all of the voting and investment power with respect to the shares listed for them.


                                                          Number of      Percent of
Directors, Executive Officers, and 5% Shareholders         Shares          Class
--------------------------------------------------         ------          -----
Christopher R. Ljungkull (1)(2)                           1,131,077        31.5%
James R. Seidl (1)(3)                                       915,585        25.5%
Arun K. Dube (1)(4)                                         152,800         3.4%
Bruce J. Aho (1)(5)                                           2,083           *
Robin A. Moles (1)                                          193,492         5.8%
All executive officers and directors
    as a group (4 persons, 2-4)                           2,201,545          55%


*    Represents less than 1%

(1) The address of such person is in care of the Company, 700 Midland Square Building, 331 Second Avenue South, Minneapolis, Minnesota 55401.

(2) Includes 193,492 shares owned by Robin Moles, Mr. Ljungkull's aunt, over which Mr. Ljungkull exercises voting power, 252,000 shares purchasable upon exercise of presently exercisable stock options and 7,100 shares purchasable upon exercise of presently exercisable warrants.

(3) Includes 252,000 shares purchasable upon exercise of presently exercisable stock options and 7,100 shares purchasable upon exercise of presently exercisable warrants.

(4) Includes 110,000 shares purchasable upon exercise of presently exercisable stock options and 10,000 shares purchasable upon exercise of presently exercisable warrants.

(5) Includes 5,000 shares purchasable upon exercise of presently exercisable stock options.

                              ELECTION OF DIRECTORS
                                  (Proposal #1)

Nominees for Election as Directors

     The Board of Directors currently consists of four persons. Each director will be elected to serve until the Annual Meeting of Shareholders to be held in 2000 or until a successor is elected and qualified. Vacancies and newly-created directorships resulting from an increase of the number of directors may be filled by a majority of the directors then in office and the directors so chosen will hold office until the next election.

     The Board of Directors has nominated for election the four individuals named below. Proxies cannot be voted for a greater number of persons than the number of nominees named below. The Board recommends a vote FOR all such nominees, and it is intended that, unless contrary written instructions are provided, proxies accompanying this Proxy Statement will be voted at the 1999 Annual Meeting FOR the election to the Board of all of the nominees named. The Board of Directors believes that each nominee will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

     The names, ages and respective positions of the nominees, their occupations and other information is set forth below, based upon information furnished to the Company by the nominees.

     Christopher R. Ljungkull, age 45, has been Chief Executive Officer of the Company since rejoining it on a full time basis in 1994. From 1987 to 1994, Mr. Ljungkull served in various capacities with West Publishing Corporation, most recently as an editor. Mr. Ljungkull is co-founder of the Company and has been a director of the Company since its inception.

     James R. Seidl, age 45, has been the President of the Company since 1988 and served as its Chief Executive Officer prior to Mr. Ljungkull's return in 1994. Mr. Seidl is a co-founder of the Company and has been a director since its inception.

     Arun K. Dube, age 61, has been a director of the Company since May 1995 and the Chairman of the Board since January 1996. In July 1996, Mr. Dube was hired as Chief Executive Officer of The CyberLaw Office, Inc. (CLO) an 85% owned subsidiary of the Company, which was going to manage all of the Company's Internet-related activities, including The Law Office, Inc., operations of which have been discontinued. Mr. Dube is a private investor and has been the Chief Executive Officer of Strategic Alliance International, Inc. since 1983. Mr. Dube is also a director of Granton Technology Ltd., a publicly traded company.

     Bruce J. Aho, age 49, has been a director of the Company since his election by the Board in December of 1998. Mr. Aho is a private investor and is the former President and CEO of the Quorum Group, one of the largest suppliers of litigation support document management services in the country. Quorum was acquired by Lanier Worldwide, Inc., a subsidiary of the Harris Corporation, in 1997.

Board of Directors and Committees

     Meetings. During fiscal 1998, the Board of Directors of the Company held one meeting and on that occasion took action by written consent. Each director was present for each meeting held during fiscal 1998. Bruce J. Aho was elected as a Director December 14, 1998.

     Board Committees. The Board of Directors has no standing Committees.

     Remuneration of Directors. Non-employee directors are to be paid $125 per Board or Committee meeting attended and reimbursed for certain expenses in connection therewith. The Board suspended payment for non-employee directors for fiscal 1997 and thereafter until the Company has achieved sustained profitability. Non-employee directors are also compensated with annual stock option grants of 5,000 shares, exercisable at fair market value on the date of grant and expiring 10 years after issuance (the "Directors' Options"). Directors' Options are granted at the time of election or reelection at the Annual Shareholders' Meeting unless a director is elected in between annual meetings in which case the Directors' Options shall be granted on a pro rata basis. Mr. Dube has been granted Directors' Options to purchase 20,000 shares of Common Stock at prices ranging from $0.25 to $3.50 a share under the Company's 1995 Stock Option Plan. Mr. Aho has been granted Director's Options to purchase 2,083 shares of Common Stock at a price of $0.22 a share under the Company's 1995 Stock Option Plan.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     To the knowledge of the Company, based solely upon a review of Forms 3 and 4 furnished to the Company during the fiscal year ended December 31, 1998, pursuant to Rule 16a-3(e) of the Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Forms 5 and amendments thereto furnished to the Company with respect to the year ended December 31, 1998, Mister Aho failed to file, on a timely basis, his initial Form 3 report and Messrs. Ljungkull, Seidl and Dube failed to file, on a timely basis, one Form 5 report with respect to the Company's fiscal year ended December 31, 1998.

EXECUTIVE COMPENSATION

     The following table summarizes the cash and non-cash compensation paid to or earned by Christopher R. Ljungkull, the Company's Chief Executive Officer and James R. Seidl, the Company's President, the only two executive officers of the Company. No employee's annual salary and bonus exceeded $100,000 for the Company's 1998 fiscal year.

                           Summary Compensation Table

                                                              Annual                Long-term
      Name and Principal        Fiscal Year Ended          Compensation            Compensation             All Other
           Position               December 31,         Salary        Bonus       Awards of Options         Compensation
---------------------------------------------------------------------------------------------------------------------------------
Christopher R. Ljungkull,             1998            $84,000         $0             36,000(1)                  $0
Chief Executive Officer
                                      1997            $99,176       $4,295           36,000(1)                  $0

                                      1996            $94,708       $13,303         185,000(2)                  $0
---------------------------------------------------------------------------------------------------------------------------------

James R. Seidl, President             1998            $84,000         $0             36,000(1)                  $0

                                      1997            $109,954      $12,884          36,000(1)                  $0

                                      1996            $94,708       $39,909         185,000(2)                  $0
---------------------------------------------------------------------------------------------------------------------------------

(1) Consists of options granted in lieu of salary under the 1997 Employee Stock Option Plan.

(2) Consists of options granted in 1996 which were canceled in April 1997 with the consent of the optionees.

Stock Options

     The following table summarizes option grants made during the fiscal year ended December 31, 1998 to the executive officers named in the Summary Compensation table:

                       Options Grants in 1998 Fiscal Year

                                             Number of              Percent of Total
                                         Shares Underlying            Granted to
                                              Options                Employees in          Exercise Price             Expiration
               Name                         Granted(1)                Fiscal Year             Per Share                  Date
------------------------------------------------------------------------------------------------------------------------------------
Christopher R. Ljungkull                      36,000                      24%                   $0.31                   June 2003

James R. Seidl                                36,000                      24%                   $0.31                   June 2003

(1)  Consists of options granted under the 1997 Employee Stock Option Plan.

     The following table summarizes the value of the unexercised options held by the executive officers named in the Summary Compensation Table as of December 31, 1998.

          Aggregated Option Exercises and Fiscal Year-End Option Values

                                                                                                            Value of Unexercised
                                     Shares                            Number of Unexercised              in-the-Money Options at
                                    Acquired          Value          Options at Fiscal Year-End               Fiscal Year-End
               Name                on Exercise      Realized         Exercisable/Unexercisable          Exercisable/Unexercisable(1)
------------------------------------------------------------------------------------------------------------------------------------
Christopher R. Ljungkull               ---             ---                  252,000(2)/0                           $0/$0
------------------------------------------------------------------------------------------------------------------------------------
James R. Seidl                         ---             ---                  252,000(2)/0                           $0/$0

(1) Value of unexercised options are calculated by determining the difference between the fair market value of the shares underlying the options at December 31, 1998 and the exercise price of the options.

(2) Consists of 72,000 options granted under the 1997 Employee Stock Option Plan and 180,000 options granted in 1995 under the Company's Existing Officers' Stock Option Plan.

Employment Agreements

     The Company entered into three-year employment agreements with each of Christopher R. Ljungkull and James R. Seidl effective July 1, 1995, which were renewed July 1, 1998. Effective January 1, 1997, Messrs. Ljungkull and Seidl waived their right to receive revenue-based incentive compensation due them under their employment agreements. Effective April 1997, Messrs. Ljungkull and Seidl salaries were increased to $120,000 per year. Both officers receive $84,000 under a salary reduction plan effective July 1, 1997, providing for options in lieu of salary.

     In July 1996, Mr. Dube was hired as Chief Executive Officer of The CyberLaw Office, Inc. (CLO) an 85% owned subsidiary of the Company, which manages all of the Company's Internet-related activities, including The Law Office, Inc., operations of which have been discontinued.

                              CERTAIN TRANSACTIONS

     Lease with URSA Companies, Inc. The Company leases its office space from URSA Companies, Inc. ("URSA"), a corporation which is owned and controlled by Messrs. Ljungkull and Seidl, pursuant to the exact same terms and conditions of a lease between URSA and URSA's landlord for such office space. This arrangement between the Company and URSA is on terms no more favorable to the Company that that which could be obtained by an unaffiliated third party from URSA.

                              SELECTION OF AUDITORS
                                  (Proposal #2)

     The Board of Directors has selected Lurie Besikof Lapidus & Co., LLP as independent auditors to examine the accounts of the Company for the fiscal year ending December 31, 1999, and to perform other accounting services. Lurie Besikof Lapidus & Co., LLP has acted as independent auditors of the Company since February 1998. Representatives of Lurie Besikof Lapidus & Co., LLP are expected to be present at the 1999 Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

     Effective as of December 17, 1997, the Company's principal accounting firm, McGladrey & Pullen, LLP resigned. McGladrey & Pullen's reports on the financial statements of the Company for 1996 and 1995 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements between the Company (including the audit committee of the Board of Directors) and McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Effective as of February 13, 1998, the Company hired Lurie Besikof, Lapidus & Co., LLP, which firm audited the Company's 1997 and 1998 financial statements.

                              SHAREHOLDER PROPOSALS

     The rules of the Securities and Exchange Commission permit shareholders of a company, after notice to the company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Legal Research Center, Inc. 2000 Annual Meeting of Shareholders is expected to be held in June 2000. In order to be considered for inclusion in the Proxy Statement for the June 2000 Annual Meeting, shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before January 15, 2000.

                                     GENERAL

     The Board of Directors of the Company does not intend to present and knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           Arun K. Dube, Chairman

                           LEGAL RESEARCH CENTER, INC.

                                      PROXY

The undersigned shareholder of Legal Research Center, Inc. (the "Company") hereby constitutes and appoints Christopher R. Ljungkull or James R. Seidl, or both of them, his or her proxy, with full power of substitution, to attend the Annual Meeting of shareholders of the Company to be held at the Minneapolis Athletic Club, 615 Second Avenue South, Minneapolis, Minnesota 55402 on June 22, 1999 at 2:00 p.m., or at any and all adjournments thereof, upon the following matters:

1. Election of four directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

      Bruce J. Aho, Arun K. Dube, Christopher R. Ljungkull, James R. Seidl


     FOR all nominees listed above (except as indicated to the contrary below)

     WITHHOLD AUTHORITY to vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. Selection of Lurie Besikof Lapidus, LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

3. In their discretion, any other business as may properly come before the meeting.

          PLEASE FILL IN, SIGN, DATE AND MAIL IN THE ENCLOSED ENVELOPE

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR APPROVAL OF PROPOSALS 1 AND 2 AND GRANT DISCRETIONARY AUTHORITY ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE COMPANY'S NOTICE OF ANNUAL SHAREHOLDERS MEETING TO BE HELD JUNE 22, 1999 AND PROXY STATEMENT.



                              Dated: _____________________________________, 1999

                              __________________________________________________

                              __________________________________________________
                              IMPORTANT: Signature(s) should correspond with the name appearing on the books of the Company. When signing in a fiduciary capacity, give full title as such. When more than one owner, each should sign.